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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                            WELLS REAL ESTATE FUND I
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                (Name of Registrant as Specified in its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]    No fee required

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction applies:

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      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

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      (2)  Form, Schedule or Registration No.:

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      (3)  Filing Party:

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      (4)  Date Filed:

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January 9, 2002

Dear Limited Partner of Wells Real Estate Fund I:

Pursuant to the Amended and Restated Consent Solicitation Statement dated August 25, 2000 (the "Consent Solicitation"), we previously requested that each of the limited partners holding Class A Units of Wells Real Estate Fund I ("Wells Fund I") approve a proposed amendment (the "Proposed Amendment") to Section 9.3 of the Restated and Amended Certificate and Agreement of Limited Partnership of Wells Real Estate Fund I (the "Partnership Agreement").

Since it has now become clear to us that we will not be able to obtain the unanimous consent of each of the limited partners holding Class A Units of Wells Fund I, as required for the approval of the Proposed Amendment under the Partnership Agreement, this is to advise that Wells Fund I is withdrawing and terminating the Consent Solicitation.

If you have any questions, please call our Investor Services Department at 800-557-4830 from 8:30 a.m. to 5:30 p.m. (EST) Monday through Friday.

Sincerely,

/s/ Leo F. Wells, III
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Leo F. Wells, III
General Partner